                                  Exhibit 11.1
              Statement Regarding Calculation of Earnings Per Share

                                               Basic        Diluted
                                                EPS           EPS
                                               number       number        Net       Basic   Diluted
                                             of shares    of shares      Income      EPS      EPS
                                             ------------------------------------------------------
3 months ended June 30, 2001                  9,178,233    9,611,136   $1,135,237   $0.12    $0.12
3 months ended June 30, 2002                  9,399,560    9,575,650   $1,449,242   $0.15    $0.15

3 months ended June 30, 2001                    Basic                    Diluted
                                              ---------                ----------
Average Shares Outstanding                    9,178,233                 9,178,233
Options - Plan 2                                             157,585
Average Option Price                                      $     2.63
Total Exercise Cost                                       $  414,449
Shares Repurchased                                            32,867
Net Shares from Option - Plan 2                                           124,718
Options - Plan 3                                             560,833
Average Option Price                                      $     6.60
Total Exercise Cost                                       $3,701,498
Shares Repurchased                                           293,537
Net Shares from Option - Plan 3                                           267,296
Options - Plan 4                                             179,093
Average Option Price                                      $    14.96
Total Exercise Cost                                       $2,679,231
Shares Repurchased                                           212,469
Net Shares from Option - Plan 4                                                --
Options - EFA Non-qualified                                   85,500
Average Option Price                                      $    10.19
Total Exercise Cost                                       $  871,245
Shares Repurchased                                            69,092
Net Shares from Option - EFA Non-qualified                                 16,408
Options - CGB Qualified                                       66,715
Average Option Price                                      $    10.25
Total Exercise Cost                                       $  683,829
Shares Repurchased                                            54,229
Net Shares from Option - CGB Qualified                                     12,486
Options - CGB Non-Qualified                                   73,427
Average Option Price                                      $    10.55
Total Exercise Cost                                       $  774,655
Shares Repurchased                                            61,432
Net Shares from Option - CGB Non-Qualified                                 11,995
                                              ---------                ----------
Gross Shares                                  9,178,233                 9,611,136
Price                                                     $    12.61

              Statement Regarding Calculation of Earnings Per Share

3 months ended June 30, 2002                   Basic                    Diluted
                                              ---------                ---------
Average Shares Outstanding                    9,399,560                9,399,560
Options - Plan 2                                              57,749
Average Option Price                                      $     3.14
Total Exercise Cost                                       $  181,332
Shares Repurchased                                            18,133
Net Shares from Option - Plan 2                                           39,616
Options - Plan 3                                             444,540
Average Option Price                                      $     6.93
Total Exercise Cost                                       $3,080,662
Shares Repurchased                                           308,066
Net Shares from Option - Plan 3                                          136,474
Options - Plan 4                                             423,435
Average Option Price                                      $    12.93
Total Exercise Cost                                       $5,475,015
Shares Repurchased                                           547,501
Net Shares from Option - Plan 4                                              --
Options - EFA Non-qualified                                   85,500
Average Option Price                                      $    10.19
Total Exercise Cost                                       $  871,245
Shares Repurchased                                            87,125
Net Shares from Option - EFA Non-qualified                                    --
Options - CGB Qualified                                       44,253
Average Option Price                                      $    10.71
Total Exercise Cost                                       $  473,950
Shares Repurchased                                            47,395
Net Shares from Option - CGB Qualified                                        --
Options - CGB Non-Qualified                                   32,372
Average Option Price                                      $    11.04
Total Exercise Cost                                       $  357,387
Shares Repurchased                                            35,739
Net Shares from Option - CGB Non-Qualified                                    --
                                              ---------                ---------
Gross Shares                                  9,399,560                9,575,650
Price                                                     $    10.00

              Statement Regarding Calculation of Earnings Per Share

                                               Basic        Diluted
                                             EPS number   EPS number       Net      Basic   Diluted
                                              of shares    of shares     Income      EPS      EPS
                                             ------------------------------------------------------
6 months ended June 30, 2001                  9,147,928    9,630,369   $2,295,289   $0.25    $0.24
6 months ended June 30, 2002                  9,349,433    9,576,225   $2,320,600   $0.25    $0.24

6 months ended June 30, 2001                    Basic                    Diluted
                                              ---------                ----------
Average Shares Outstanding                    9,147,928                 9,147,928
Options - Plan 2                                             166,078
Average Option Price                                      $     2.61
Total Exercise Cost                                       $  433,464
Shares Repurchased                                            31,990
Net Shares from Option - Plan 2                                           134,088
Options - Plan 3                                             564,652
Average Option Price                                      $     6.58
Total Exercise Cost                                       $3,715,410
Shares Repurchased                                           274,200
Net Shares from Option - Plan 3                                           290,452
Options - Plan 4                                             172,927
Average Option Price                                      $    15.00
Total Exercise Cost                                       $2,593,905
Shares Repurchased                                           191,432
Net Shares from Option - Plan 4                                                --
Options - EFA Non-qualified                                   85,500
Average Option Price                                      $    10.19
Total Exercise Cost                                       $  871,245
Shares Repurchased                                            64,299
Net Shares from Option - EFA Non-qualified                                 21,201
Options - CGB Qualified                                       80,905
Average Option Price                                      $    10.17
Total Exercise Cost                                       $  822,804
Shares Repurchased                                            60,724
Net Shares from Option - CGB Qualified                                     20,181
Options - CGB Non-Qualified                                   75,113
Average Option Price                                      $    10.57
Total Exercise Cost                                       $  793,944
Shares Repurchased                                            58,594
Net Shares from Option - CGB Non-Qualified                                 16,519
                                              ---------                ----------
Gross Shares                                  9,147,928                 9,630,369
Price                                                     $    13.55

             Statement Regarding Calculation of Earnings Per Share

6 months ended June 30, 2002                    Basic                   Diluted
                                              ---------                ---------
Average Shares Outstanding                    9,349,433                9,349,433
Options - Plan 2                                              99,775
Average Option Price                                      $     2.80
Total Exercise Cost                                       $  279,370
Shares Repurchased                                            26,914
Net Shares from Option - Plan 2                                           72,861
Options - Plan 3                                             454,470
Average Option Price                                      $     6.90
Total Exercise Cost                                       $3,135,843
Shares Repurchased                                           302,104
Net Shares from Option - Plan 3                                          152,366
Options - Plan 4                                             424,380
Average Option Price                                      $    12.98
Total Exercise Cost                                       $5,508,452
Shares Repurchased                                           530,679
Net Shares from Option - Plan 4                                               --
Options - EFA Non-qualified                                   85,500
Average Option Price                                      $    10.19
Total Exercise Cost                                       $  871,245
Shares Repurchased                                            83,935
Net Shares from Option - EFA Non-qualified                                 1,565
Options - CGB Qualified                                       49,150
Average Option Price                                      $    10.71
Total Exercise Cost                                       $  526,397
Shares Repurchased                                            50,713
Net Shares from Option - CGB Qualified                                        --
Options - CGB Non-Qualified                                   45,069
Average Option Price                                      $    10.86
Total Exercise Cost                                       $  489,449
Shares Repurchased                                            47,153
Net Shares from Option - CGB Non-Qualified                                    --
                                              ---------                ---------
Gross Shares                                  9,349,433                9,576,225
Price                                                     $    10.38